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            Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 8 to Registration Statement on Form N-4 (No. 333-201683) of our report dated April 10, 2018, relating to the statutory financial statements and supplemental schedules of Forethought Life Insurance Company and our report dated March 29, 2018, relating to the financial statements of Forethought Life Insurance Company Separate Account A, both of which appear in the April 18, 2018, Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 1, 2018